Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to the Registration Statement of EyeGate Pharmaceuticals, Inc. (the "Company") on Form S-1 (333-197725) to be filed on or about September 12, 2014 of our report dated May 13, 2014, except for Note 2 Reverse Stock Split, as to which date is              , 2014, on our audits of the consolidated financial statements as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013 and the cumulative period from December 26, 2004 (inception) to December 31, 2013. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

New York, New York

____________, 2014

The forgoing consent is in the form that will be signed upon the completion of the reverse stock split described under the caption “Reverse Stock Split” within Note 2 to the financial statements.

/s/ EisnerAmper LLP

New York, New York

September 12, 2014